                             NOTE PURCHASE AGREEMENT
                            dated as of June 19, 2001
                                  by and among

                            VERTEX INTERACTIVE, INC.

                                       and

                            MIDMARK CAPITAL II, L.P.



                                TABLE OF CONTENTS

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                                                                                                                 No.
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
ARTICLE I  NOTE PURCHASE..........................................................................................1

        1.01      Purchase........................................................................................1
        1.02      Closing.........................................................................................1
        1.03      Restrictive Legend..............................................................................1
        1.04      Opinion of Counsel..............................................................................2
        1.05      Use of Proceeds.................................................................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................2

        2.01      Organization and Qualification..................................................................2
        2.02      Authority.......................................................................................2
        2.03      Capital Stock...................................................................................3
        2.04      No Conflicts; Approvals and Consents............................................................4
        2.05      Governmental Approvals and Filings..............................................................4
        2.06      SEC Reports and Financial Statements............................................................5
        2.07      Absence of Certain Changes or Events............................................................5
        2.08      Legal Proceedings...............................................................................5
        2.09      Compliance with Laws and Orders.................................................................6
        2.10      Compliance with Agreements; Certain Agreements..................................................6
        2.11      Affiliate Transactions..........................................................................7
        2.12      No Disclosure of Material Non-public Information................................................7
        2.13      Brokers.........................................................................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................7

        3.01      Organization....................................................................................7
        3.02      Authority.......................................................................................7
        3.03      No Conflicts; Approvals and Consents............................................................7
        3.04      Legal Proceedings...............................................................................8
        3.05      Purchase of Shares Upon Conversion of the Note..................................................8
        3.06      Brokers.........................................................................................9

ARTICLE IV DEFINITIONS............................................................................................9

        4.01      Definitions.....................................................................................9

ARTICLE V MISCELLANEOUS..........................................................................................12

        5.01      Survival of Representations, Warranties, Covenants and Agreements..............................12
        5.02      Notices........................................................................................12
        5.03      Entire Agreement...............................................................................13
        5.04      Expenses.......................................................................................13


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                                                                                                                 No.
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

        5.05      Public Announcements...........................................................................13
        5.06      Confidentiality................................................................................13
        5.07      Waiver.........................................................................................14
        5.08      Amendment......................................................................................14
        5.09      No Third Party Beneficiary.....................................................................14
        5.10      No Assignment; Binding Effect..................................................................14
        5.11      Headings.......................................................................................14
        5.12      Invalid Provisions.............................................................................15
        5.13      Governing Law..................................................................................15
        5.14      Arbitration....................................................................................15
        5.15      Counterparts...................................................................................15

ARTICLE VI COVENANTS.............................................................................................15

        6.01      Meetings with Management.......................................................................15
        6.02      Management Reports.............................................................................16
        6.03      Group Management Structure.....................................................................16
        6.04      Management Fees................................................................................16
        6.05      Right to Attend Quarterly Management Meetings..................................................16
        6.06      Shareholder Approval...........................................................................16


Exhibit A         Form of Note

Exhibit B         Legal Opinion of Jeffrey Marks, P.C.

                  This NOTE PURCHASE AGREEMENT, dated as of June 19, 2001, is made and entered into by and between VERTEX INTERACTIVE, INC., a New Jersey corporation (the "Company"), and Midmark Capital II, L.P. ( the "Purchaser"). Capitalized terms not otherwise defined herein have the meanings set forth in
Section 4.01.

                  WHEREAS, the Purchaser desires to lend $5,000,000.00 to the Company and the Company desires to issue to the Purchaser a promissory note substantially in the form of Note attached hereto as Exhibit A (the "Note") and convertible into 3,478,260 shares (the "Shares") of common stock, par value $.005 per share of the Company (the "Common Stock") upon the Company obtaining the requisite shareholder approval for the issuance of such Shares;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                                    ARTICLE I
                                  NOTE PURCHASE


                  1.01 Purchase. The Purchaser hereby agrees to lend $5,000,000.00 to the Company and the Company hereby agrees to issue to Purchaser the Note on the Closing Date, on the terms and subject to the conditions set forth in this Agreement.

                  1.02 Closing. The Closing is taking place concurrently with the execution and delivery of this Agreement at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York, at 10:00 A.M. local time, on June 19 , 2001 (the "Closing Date"). At the Closing, Purchaser will wire transfer $5,000,000.00 of immediately available funds to such account as the Company may reasonably direct by written notice delivered to Purchaser by the Company before the Closing Date. Simultaneously, the Company will issue to Purchaser the Note.

                  1.03 Restrictive Legend. Each certificate evidencing the Shares issued in accordance with the terms of the Note will bear a legend in the following terms:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

All of the restrictions imposed by this Section 1.03 upon the transferability of the Shares shall cease and terminate as to any particular Share when such Share shall have been effectively registered under the Securities Act and applicable state securities laws and sold by the holder thereof in accordance with such registration or sold under and pursuant to Rule 144 or is eligible to be sold under and pursuant to paragraph (k) of Rule 144. Whenever the restrictions imposed by this Section 1.03 shall terminate as to any Share as hereinabove provided, the holder thereof shall be entitled to receive from the Company, without expense, a new certificate evidencing such Share not bearing the restrictive legend otherwise required to be borne by a certificate evidencing such Share; provided that the Company may require an opinion of counsel reasonably satisfactory to it to the effect that no legend is required under the Securities Act and applicable state securities laws or foreign securities laws.

                  1.04 Opinion of Counsel. The Purchaser shall receive an opinion, in the form attached hereto as Exhibit B, from the Law Offices of Jeffrey Marks, P.C., counsel to the Company, dated as of the Closing Date.

                  1.05 Use of Proceeds. The Company shall use the funds received from the issuance of the Note for working capital purposes.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


                  The Company hereby represents and warrants to Purchaser on the date hereof as follows:

                  2.01 Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties, except for such failures to be in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Except for interests in the Subsidiaries of the Company as disclosed on Schedule 21 of the Company's Annual Report on Form 10-K filed with the SEC on December 19, 2000 or Section 2.01 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  2.02 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Note and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement and the Note and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Company. No other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement and the Note and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement, the Registration Rights Agreement and the Note have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law). The Shares, when issued in accordance with the Note, will be duly authorized, validly issued, fully paid and non-assessable. The Company has reserved for issuance out of its authorized but unissued shares the number of shares of Common Stock issuable pursuant to the Note.

                  2.03 Capital Stock. (a) The authorized capital stock of the Company consists solely of 75,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, par value $.005 per share ("Preferred Stock"). As of June 11, 2001, 34,056,375 shares of Common Stock were issued and outstanding, of which 10,000 shares were held in the treasury of the Company and 8,822,146 shares were reserved for issuance of outstanding stock options and warrants. As of the date hereof, 1,356,852 shares of Preferred Stock are issued and outstanding. Except for the exercise of options in the ordinary course, since June 11, 2001, there has been no change in the number of issued and outstanding shares of Common Stock or shares of Common Stock held in treasury. All of the issued and outstanding shares of Common Stock and all shares of Common Stock reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement or in the Company SEC Reports filed prior to the date of this Agreement, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of the Company or of any Subsidiary or to grant, extend or enter into any Option with respect thereto.

                  (b) Except as disclosed in Section 2.03(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Company or a Subsidiary wholly owned, directly or indirectly, by the Company, free and clear of any Liens. Except as disclosed in Section 2.03(b) of the Company Disclosure Schedule, there are no (i) outstanding Options obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of the Company or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than the Company or a Subsidiary wholly owned, directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of the Company.

                  (c) Except as disclosed in Section 2.03(c) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or any capital stock of any Subsidiary of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other person.

                  2.04 No Conflicts; Approvals and Consents. The execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Note, and the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of the Company;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.04(b)of the Company Disclosure Schedule, conflict with or result in a violation or breach of any terms or provision of any Law or Order applicable to the Company or its Assets and Properties; or

                  (c) except as disclosed in Section 2.04(c) of the Company Disclosure Schedule, (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon the Company or any of its Assets or Properties under, any contract or License to which the Company is a party or by which any of its Assets and Properties is bound.

                  2.05 Governmental Approvals and Filings. Except as disclosed in Section 2.05 of the Company Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective Assets or Properties is bound for the execution and delivery of this Agreement or the Registration Rights Agreement or the Note by the Company, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby.

                  2.06 SEC Reports and Financial Statements. The Company has delivered to the Purchaser, prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") since December 31, 1998 (as such documents have since the time of their filing been amended or supplemented, the "Company SEC Reports"), which are all the documents (other than preliminary material) that the Company and its Subsidiaries were required to file with the SEC since such date. As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP, except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC, and, as of the respective dates thereof, fairly presented (subject, in the case of the unaudited interim financial statements, to year-end audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except for the filing of a report on Form 8-K with respect to the Company's December 29, 2000 acquisition of Applied Tactical Systems, Inc., the Company has timely filed all required reports under the Exchange Act during the past 12 months.

                  2.07 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement (a) since September 30, 2000 there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and (b) between September 30, 2000 and the date hereof the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice.

                  2.08 Legal Proceedings. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 2.08 of the Company Disclosure Schedule, (i) there are no Actions or Proceedings pending or, to the Knowledge of the Company, threatened against, relating to or affecting, nor to the Knowledge of the Company are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, the Company or any of its Subsidiaries or any of their respective Assets and Properties which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement or the Note, and (ii) neither the Company nor any of its

Subsidiaries is subject to any continuing Order of any Governmental or Regulatory Authority which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement or the Note.

                  2.09 Compliance with Laws and Orders. The Company and its Subsidiaries hold all Licenses for the lawful conduct of their respective businesses, except for failures to hold such Licenses which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries are in compliance with the terms of such Licenses, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the Company and its Subsidiaries are not in violation of or default under any Law or Order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

                  2.10 Compliance with Agreements; Certain Agreements. (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or Section 2.10(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificate of incorporation or bylaws (or other comparable charter documents) of the Company or any of its Subsidiaries or
(ii) any contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

                  (b) Except as disclosed in Section 2.10(b) of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date of this Agreement or as provided for in this Agreement, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on thirty (30) days' or less notice, (ii) union or collective bargaining agreement, (iii) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement,
(iv) agreement with respect to any executive officer or other key employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee, or (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  2.11 Affiliate Transactions. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 2.11 of the Company Disclosure Schedule, no officer, director or shareholder of the Company has any interest (other than as a shareholder of the Company) in any property, real or personal, tangible or intangible, including without limitation intellectual property, used in or pertaining to the business of the Company.

                  2.12 No Disclosure of Material Non-public Information. None of the representations or warranties contained herein include any material non-public information regarding the Company, nor has any such information been provided to Purchaser or its representatives in any other written or oral communication by the Company.

                  2.13 Brokers. All negotiations relative to this Agreement and the Note and the transactions contemplated hereby and thereby have been carried out by the Company directly with the Purchaser without the intervention of any Person on behalf of the Company in such manner as to give rise to any valid claim by any Person against the Purchaser for a finder's fee, brokerage commission or similar payment.



                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER


                  Purchaser hereby represents and warrants to the Company as follows:

                  3.01 Organization. Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of its organization. Purchaser has the requisite power and authority to execute and deliver this Agreement and the Note, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  3.02 Authority. The execution, delivery and performance by Purchaser of this Agreement and the Note, and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been duly and validly approved by Purchaser, no other action on the part of Purchaser or its equityholders being necessary for Purchaser to execute, deliver and perform its obligations hereunder or thereunder. This Agreement and the Note have been duly and validly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

                  3.03 No Conflicts; Approvals and Consents. (a) The execution and delivery of this Agreement and the Note by Purchaser do not, and the performance by Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not:

                  (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation, by-laws, limited liability agreement or trust agreement (or other comparable corporate charter document) of Purchaser;

                  (ii) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

                  (iii) (x) conflict with or result in a violation or breach of,
(y) constitute (with or without notice or lapse of time or both) a default under, (z) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

                  (b) No consent, approval or action of, filing with (except for any filing required pursuant to Section 13(d) of the Exchange Act) or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of Purchaser's obligations hereunder or the consummation of the transactions contemplated hereby.

                  3.04 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Note.

                  3.05 Purchase of Shares Upon Conversion of the Note. (a) Purchaser acknowledges that this Agreement is made with Purchaser and the Note is being issued to Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution of this Agreement, Purchaser hereby confirms, that (i) the Shares will be acquired by Purchaser and will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same and (ii) that Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act. By executing this Agreement, the Purchaser further represents that it does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. Purchaser represents that either (i) Purchaser has not been formed for the specific purpose of acquiring the Shares or (ii) if Purchaser has been formed for the specific purpose of acquiring the Shares, each Person that has an interest in Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

                  (b) Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of this Agreement and the Note with the Company's management. Purchaser understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business which it believes to be material.

                  (c) Purchaser understands that none of the Shares, when issued, will have been, and none of them will be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations and warranties as expressed in this Article III. Purchaser understands that the Shares will be "restricted securities" under applicable United States federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the SEC, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale except as expressly provided under the Registration Rights Agreement. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

                  (d) Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the transactions contemplated hereby, including the acquisition of the Shares.

                  (e) Purchaser is able to bear the economic risk of acquiring the Shares and to hold the Shares acquired by Purchaser pursuant to this Agreement and the Note for a substantial period of time.

                  3.06 Brokers. All negotiations relative to this Agreement and the Note and the transactions contemplated hereby and thereby have been carried out by the Purchaser directly with the Company without the intervention of any Person on behalf of the Purchaser in such manner as to give rise to any valid claim by any Person against the Company for a finder's fee, brokerage commission or similar payment.



                                   ARTICLE IV
                                   DEFINITIONS


                  4.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "AAA" has the meaning ascribed to it in Section 5.14.

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation.

                  "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "Agreement" means this Agreement and the company disclosure schedule, as the same shall be amended from time to time.

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.
                  "Board of Arbitration" has the meaning ascribed to it in
Section 5.14.

                  "Common Stock" has the meaning ascribed to it in the forepart of this Agreement.

                  "Company" has the meaning ascribed to it in the forepart of this Agreement.

                  "Company Financial Statements" has the meaning ascribed to it in Section 2.06.

                  "Company SEC Reports" has the meaning ascribed to it in
Section 2.06.

                  "Exchange Act" has the meaning ascribed to it in Section 2.06.

                  "Closing Date" has the meaning ascribed to it in Section 1.02.

                  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Knowledge of the Company" means the actual knowledge of any officer or director of the Company or any Subsidiary of the Company.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

                  "Material Adverse Effect" with respect to an entity means any event, change or effect which is materially adverse to the business, financial condition or results of operations of such entity (or of such group of entities taken as a whole).

                  "Note" has the meaning ascribed to it in the forepart of this Agreement.

                  "Option" has the meaning ascribed to it in Section 2.03.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Preferred Stock" has the meaning ascribed to it in Section 2.03.

                  "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, between the Company and the Purchaser.

                  "Rule 144" shall mean Rule 144 promulgated by the SEC under the Securities Act (or any successor or similar rule then in force).

                  "SEC" has the meaning ascribed to it in Section 2.06.

                  "Securities Act" has the meaning ascribed to it in Section
2.06.

                  "Shares" has the meaning ascribed to it in the forepart of this Agreement.

                  "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of the Company or a Subsidiary. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Any representation or warranty contained herein as to the enforceability of a contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).



                                    ARTICLE V
                                  MISCELLANEOUS


                  5.01 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date for a period of two years.

                  5.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Purchaser:

                  MidMark Capital II, L.P.
                  c/o MidMark Investments, Inc.
                  177 Madison Avenue
                  Morristown, NJ  07960
                  Attn:  Wayne Clevenger
                  Facsimile No.: 973-971-9963

                  with a copy to:

                  McCarter & English, LLP
                  Four Gateway Center
                  100 Mulberry Street
                  Newark, NJ  07102
                  Attn:  David Broderick, Esq.
                  Facsimile No.: 973-624-7070

                  If to the Company, to:

                  Vertex Interactive, Inc.
                  22 Audrey Place
                  Fairfield, NJ 07004
                  Facsimile No.: 973-808-1776
                  Attn:  Nicholas R.H. Toms

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  One Chase Manhattan Plaza
                  New York, NY 10005
                  Facsimile No.: 212-530-5219
                  Attn:  John T. O'Connor, Esq.

                  and to:

                  Law Offices of Jeffrey Marks, P.C.
                  415 Clifton Avenue
                  Clifton, New Jersey  07015
                  Facsimile No.: 973-253-8858
                  Attn:  Jeffrey D. Marks, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  5.03 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

                  5.04 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

                  5.05 Public Announcements. Except as otherwise required by Law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, the Purchaser and the Company will not, and will not permit any of their respective representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Purchaser and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

                  5.06 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and in the case of the Purchaser, any Person who has provided, or who is considering providing, financing to the Purchaser to finance all or any portion of the

$5,000,000.00 payable on the Closing Date, and their respective representatives to hold, in strict confidence from any Person (other than any such Affiliate, or any Person who has provided, or who is considering providing, financing or representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential.

                  5.07 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  5.08 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  5.09 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

                  5.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder to a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment referred to in clause (b) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  5.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  5.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  5.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  5.14 Arbitration. The parties to this Agreement agree that any disputes arising out of, or in connection with, the execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be settled by arbitration, which shall be conducted in New York, New York pursuant to the then prevailing rules of the American Arbitration Association ("AAA") by a panel of three arbitrators of the AAA (the "Board of Arbitration") acceptable to the Company, on the one hand, and the Purchaser, on the other hand. Each of the Company, on the one hand, and the Purchaser, on the other hand, shall select one
(1) member and the third member shall be selected by mutual agreement of the other members. If the other members fail to reach agreement on a third member within thirty (30) days after their selection, the parties shall jointly request the AAA to designate, in accordance with AAA rules, a third member experienced in industries in which the Company does business. The parties agree to facilitate the arbitration by (a) making available to one another and to the Board of Arbitration for inspection and extraction all documents, books, records, and personnel under their control or under the control of a person controlling or controlled by such party if determined by the Board of Arbitration to be relevant to the dispute, (b) conducting arbitration hearings to the greatest extent possible on successive business days and (c) using their best efforts to observe the time periods established by the rules of the AAA or by the Board of Arbitration for the submission of evidence and briefs. The decision of the Board of Arbitration shall be final, binding and not subject to further review, and judgment on the award of the Board of Arbitration may be entered in and enforced by any court having jurisdiction over the parties or their assets. Any costs incurred in conducting the arbitration shall be borne by the non-prevailing (as determined by the Board of Arbitration) party.

                  5.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



                                   ARTICLE VI
                                    COVENANTS


                  6.01 Meetings with Management. The Company agrees that either its Chief Executive Officer or Chairman of the Board, or both, will meet with representatives of the Purchaser, at a mutually agreeable time and location on a basis that does not interfere with the

Company's conduct of its business, no less frequently than every two weeks in order to discuss the Company's operations and management. The Company also agrees to deliver to the Purchaser management accounts.

                  6.02 Management Accounts. The Company agrees to use its reasonable best efforts to provide the Purchaser with monthly management accounts for the preceeding month in as much detail as the Purchaser may reasonably request within thirty days following the end of each month and quarterly management accounts (including a breakdown by division) within thirty days following the end of each quarter.

                  6.03 Group Management Structure. The Company agrees use its reasonable best efforts to institute a streamlined group management structure in accordance with discussions prior to the date hereof between the Company and the Purchaser. The Company will use its reasonable best efforts to put such management structure into effect no later than July 1, 2001.

                  6.04 Management Fees. The Company agrees to promptly pay all accrued but unpaid management fees owed to the Purchaser with respect to the Company's fiscal year 2001 and to promptly prepay any remaining management fees that shall become due and payable during the remainder of the Company's fiscal year 2001.

                  6.05 Right to Attend Quarterly Management Meetings. The Company shall give notice to the Purchaser as to the time and location of each quarterly management meeting and the Purchaser shall be entitled to attend such meetings at its discretion. Although Purchaser may elect not to attend such meetings, Purchaser will be entitled to receive upon request any printed materials that were distributed at such meetings.

                  6.06 Shareholder Approval. The Company agrees to use its reasonable best efforts to (i) obtain Shareholder Approval (as defined in the Note) within 120 days of the date hereof and (ii) file a Registration Statement on the terms provided in the Registration Rights Agreement.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by or on behalf of each of the parties hereto as of the date first above written.

                       VERTEX INTERACTIVE, INC.


                       By: /s/ Nicholas Toms
                           -----------------------------------------------------
                           Name: Nicholas Toms
                           Title: Joint Chairman/Joint CEO



                       MIDMARK CAPITAL II, L.P.

                       By  MidMark Associates II, LLC, its General Partner


                       By: /s/ Wayne L. Clevenger
                           -----------------------------------------------------
                           Name: Wayne L. Clevenger
                           Title: Managing Director

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of June 19, 2001, between Vertex Interactive, Inc., a New Jersey corporation (the "Company"), and Midmark Capital II, L.P. (the "Purchaser"). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Note Purchase Agreement (defined below).

                              W I T N E S S E T H:

                  WHEREAS, the Company and Purchaser have entered into a Note Purchase Agreement, dated as of the date hereof (the "Note Purchase Agreement"), pursuant to which the Purchaser shall purchase a note dated June 19, 2001 issued to the Purchaser by the Company in the amount of $5,000,000.00 (the "Note") convertible into 3,478,260 shares of Common Stock, upon Shareholder Approval (as defined in the Note). The Shares and any additional shares issued pursuant to the Section 1(a) of this Agreement are hereinafter referred to as "Registrable Stock";

                  NOW, THEREFORE, in consideration of the respective covenants and conditions of the parties set forth herein and in the Note Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                  1. Registration of Registrable Stock.

                  (a) Filing of Registration Statement. Provided that Shareholder Approval has been obtained, the Company shall use its reasonable best efforts to prepare and file within 120 days hereof, a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act") covering the offering and sale of the Registrable Stock by the Purchaser in privately negotiated transactions, "brokers' transactions" or in transactions directly with a "market maker," as such terms are defined in paragraphs (f) and
(g) of Rule 144 under the Securities Act ("Brokers' Transactions").

                  If the Registration Statement has not been filed within 120 days hereof, the Company shall promptly issue to the Purchaser, upon obtaining Shareholder Approval for such issuance, 347,826 additional shares (the "Additional Shares") of Common Stock (as adjusted for any stock splits, stock dividends, stock combinations or recapitalizations or reclassifications having similar effect, or a merger, consolidation or sale of all or substantially all of the assets of the Company in which all shares of Common Stock are converted into the right to receive cash, property or other securities, each occurring after the date hereof. Fractional shares shall be rounded to the nearest whole share. The Company agrees to include the Additional Shares in the Registration Statement. The issuance of Additional Shares pursuant to this Section 1(a) shall not relieve the Company of its obligation to file the Registration Statement.

                  (b) Effectiveness; Amendments. The Company will use its reasonable best efforts to cause to be declared effective as soon as possible after filing and, except as set forth below, to remain effective under the Securities Act, the Registration Statement and will prepare and file with the SEC any amendments or post-effective amendments as may be necessary to keep the Registration Statement effective under the Securities Act. The Company will promptly notify the Purchaser in writing of the date on which the Registration Statement is declared effective. Notwithstanding the foregoing, (i) the Company shall not be required to keep the Registration Statement effective for purposes of the sale of Registrable Stock thereunder at any time after the earlier of (A) the date on which all shares of Registrable Stock have been sold or are no longer outstanding, and (B) the date which is two years (plus any time for delays arising from events described in clause (ii) below or Section 3(g) ) following the acquisition from the Company of the Registrable Stock, or such earlier date as of which the Purchaser shall be able to make use of the safe-harbor provisions of Rule 144(k) under the Act (or any successor rule) with respect to sales of Registrable Stock, and (ii) the Company shall not be obligated to keep the Registration Statement or the prospectus included therein (the "Prospectus") current during any period (A) of up to 60 days per calendar year if the Company's chief executive officer advises the Purchaser that he has determined in good faith that valid business reasons concerning a potential corporate transaction make doing so inadvisable, or (B) when financial statements do not satisfy the requirements of the last sentence of paragraph (b) of Rule 3-12 of Regulation S-X (or any successor rule) to the extent, and only to the extent, that the SEC interprets such sentence as being applicable to the continued effectiveness of the Registration Statement.

                  (c) Copies of Documents. During the period that the Company has agreed to use its reasonable best efforts to cause the Registration Statement to remain effective (the "Effectiveness Period"), the Company shall furnish to Purchaser such number of copies of the Registration Statement, the Prospectus and any amendments and supplements thereto and any documents incorporated by reference in the Registration Statement as Purchaser shall reasonably request.

                  (d) Blue Sky Compliance. The Company shall register or qualify or cooperate with the Purchaser in connection with the notification, coordination, registration or qualification (or obtain exemption from such registration or qualification) of the Registrable Stock under such other securities or blue sky laws of such jurisdictions in the United States as the Purchaser reasonably shall request and do any and all other acts and things which may be reasonably necessary to enable the Purchaser to consummate the disposition of the Registrable Stock by them under the Registration Statement in such jurisdictions during the Effectiveness Period; provided, however, that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, to subject itself to taxation in any jurisdiction where it has not theretofore done so or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

                  (e) Notification. During the Effectiveness Period, the Company shall notify the Purchaser promptly, and (if requested by Purchaser) confirm such notice in writing, (i) of any request by the SEC or any other regulatory authority for amendments or supplements to the Registration Statement or the Prospectus or for additional information relating thereto, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification or stop order with respect to the suspension of the registration, qualification or exemption from registration or qualification of any of the shares of Registrable Stock covered by the Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the happening of any event which makes any statement made in such Registration Statement or in the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) Supplements and Post-Effective Amendments. Subject to the provisions of clause (ii) of the third sentence of Section 1(b) above, during the Effectiveness Period, upon the occurrence of any event contemplated by clause (i) or (iv) of paragraph (e) above, the Company will prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Stock being sold thereunder, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) Listing. The Company shall cause the Registrable Stock covered by the Registration Statement to be listed on each securities exchange or securities quotation system, if any, on which similar securities issued by the Company are then listed.

                  (h) Correspondence with the SEC. The Company shall, upon request from Purchaser, deliver promptly to Purchaser copies of all correspondence between the SEC and the Company, its counsel or auditors.

                  (i) Stock Certificates. The Company will cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing Registrable Stock sold under the Registration Statement, which certificates shall not have any restrictive legends.

                  2. Piggyback Registration. If at any time prior to the second anniversary of the date hereof the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (except on Form S-4 or Form S-8 or any successor forms thereto), for its own account, then the Company shall give written notice of such proposed filing to the holders of Registrable Stock as far in advance of the anticipated filing date as is practicable (the "Piggyback Notice"). The Piggyback Notice shall offer such holders the opportunity to register such amount of Registrable Stock as each such holder may request (a "Piggyback Registration"); subject in all events to the agreement of the underwriter or underwriters of the offering contemplated by such registration statement that such shares of Registrable Stock can be included in such registration statement without adversely affecting such offering. Any reduction in the number of securities to be so offered shall be (i) first, pro-rata among all security holders who are exercising "piggyback" registration rights, based on the number of registrable securities originally proposed to be sold by each of them, and (ii) second, pro-rata among all security holders who are exercising "demand" registration rights pursuant to a registration rights agreement with the Company, based on the number of registrable securities originally proposed to be sold by each of them.

                  3. Obligations of the Purchaser. Following the filing of the Registration Statement and during any period that the Registration Statement is effective, the Purchaser shall:

                  (a) not effect any stabilization transactions or engage in any stabilization activity in connection with the Company common shares in contravention of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (b) furnish each broker through whom the Purchaser offers Registrable Stock such number of copies of the Prospectus as the broker may require and otherwise comply with prospectus delivery requirements under the Securities Act;

                  (c) not (and shall not permit any Affiliated Purchaser (as defined in Rule 10b-6 under the Exchange Act) to) bid for or purchase for any account in which any Purchaser has a beneficial interest, or attempt to induce any other person to purchase, any Company common shares in contravention of Regulation M under the Exchange Act;

                  (d) cooperate with the Company as the Company fulfills its obligations under Section 1(d) hereof;

                  (e) furnish such information concerning the Purchaser as the Company may from time to time reasonably request;

                  (f) sell Registrable Stock only in privately negotiated transactions or Brokers' Transactions; and

                  (g) not sell under the Registration Statement during any period after the Company has provided notice to the Purchaser pursuant to
Section 1(e)(iv) above and until the Company provides to the Purchaser notice that the Registration Statement no longer fails to state a material fact required to be stated therein, misstates a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made not misleading.


                  4. Expenses. The Company shall be responsible for the payment of (x) all registration and filing fees relating to registration of the offering by the Purchaser of the Registrable Stock, including, without limitation, registration and filing fees (A) with respect to filings required to be made with the SEC or the National Association of Securities Dealers and (B) with respect to registrations and filings made under state securities or blue sky laws and (y) any expenses incurred by the Company in connection with the preparation of the Registration Statement and the Prospectus. The Purchaser shall be responsible for the payment of fees and disbursements of counsel to the Purchaser in connection with the preparation of the Registration

Statement and the Prospectus and fees paid to brokers in connection with the sale of any of the Registrable Stock.

                  5. Indemnification.

                  (a) Indemnity by the Company. The Company shall (i) indemnify and hold harmless the Purchaser and each person who controls the Purchaser, within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities ("Losses"), to which each such indemnified party may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, as amended or supplemented if the Company has furnished any supplements or amendments thereto (if used during the period the Company is required to keep the Registration Statement and Prospectus current), or any document filed under a state securities or blue sky law (collectively, "Registration Documents") or insofar as any Losses (or actions in respect thereof) arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, and (ii) reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or actions, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of the Company; provided, however, that the Company shall not be liable for any Losses arising out of or based upon any untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use in the preparation of the Registration Document; and provided, further, that the Company shall not be liable to a particular indemnified party under the indemnity agreement in this Section 5(a) with respect to the Prospectus, as amended or supplemented, to the extent that the Loss arises from the sale of any shares of Registrable Stock by such indemnified party to the person asserting Loss and to which there was not sent or given, within the time required by the Securities Act, a copy of the Prospectus as then amended or supplemented, if the Company has previously furnished copies thereof to such indemnified party and such Prospectus as then amended or supplemented has corrected the misstatement or omission at issue.

                  (b) Indemnity by Purchaser. The Purchaser shall, severally and not jointly, (i) indemnify and hold harmless the Company, any officer, director, employee or agent of the Company, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any Losses to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made,) not misleading, and (ii) reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or action, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of the Purchaser; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any Losses arise out of or are based upon an untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the preparation thereof.

                  (c) Procedure for Indemnification. Promptly after receipt by an indemnified party, under Section 5(a) or 5(b), of notice of the commencement of any action, the indemnified party shall notify the indemnifying party in writing of the commencement thereof, if a claim in respect thereof is to be made against an indemnifying party under any of these Sections; but the omission of such notice shall not relieve the indemnifying party from liability which it may have to the indemnified party under this Section 5, except to the extent that the indemnifying party is actually prejudiced in any material respect by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this
Section 5. In the event that an action is brought against the indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided however, that
(i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim within 20 days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so, or (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party, or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above. In no event shall the indemnifying party be responsible for more than one firm of counsel for all indemnified parties.

                  (d) Non-Exclusive Indemnity. Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

                  (e) Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand (taking into consideration the fact that the provision of the registration rights hereunder served as an inducement to the Purchaser to enter into the Subscription Agreement) and the indemnified party on the other, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  6. Miscellaneous.

                  (a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the choice of law principles thereof.

                  (b) Entire Agreement; Amendment; Waiver. This Agreement: (i) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (ii) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, and (iii) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the Company and the Purchaser. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party to be charged. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                  (c) Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

                  (d) Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                  (e) Notices. All notices, requests, consents and other communications to any party hereunder shall be in writing and shall be given either by personal service, certified mail, return receipt requested, overnight courier or telecopy, addressed as follows:

                           if to the Company, to:

                           Vertex Interactive, Inc.
                           23 Carol Street
                           Clifton, NJ 07014
                           Attn:  Nicholas R.H. Toms
                           Facsimile No.: 973-472-0814

                           with a copy to:

                           Milbank, Tweed, Hadley & McCloy LLP
                           One Chase Manhattan Plaza
                           New York, New York 10005
                           Attn:  John T. O'Connor, Esq.
                           Facsimile No.: 212-530-5219

                           and to:

                           Law Offices of Jeffrey Marks, P.C.
                           415 Clifton Avenue
                           Clifton, NJ 07015
                           Attn:  Jeffrey D. Marks
                           Facsimile No.: 973-253-8858

                           if to Purchaser, to:

                           MidMark Capital II, L.P.
                           c/o MidMark Investments, Inc.
                           177 Madison Avenue
                           Morristown, NJ 07960
                           Attn:  Wayne Clevenger
                           Facsimile No.: 973-971-9963

                           with a copy to:

                           McCarter & English, LLP
                           Four Gateway Center
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attn:  David Broderick, Esq.
                           Facsimile No.: 973-624-7070
or to such other address as any party may hereafter specify to the other parties hereto by notice sent in accordance with this Section 6(e). Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 6(e).

                  (f) Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.


                       VERTEX INTERACTIVE, INC.


                       By: /s/ Nicholas Toms
                           -----------------------------------------------------
                           Name: Nicholas Toms
                           Title: Joint Chairman/Joint CEO



                             MIDMARK CAPITAL II, L.P.

                       By MidMark Associates II, LLC, its General Partner


                       By: /s/ Wayne L. Clevenger
                           -----------------------------------------------------
                           Name: Wayne L. Clevenger
                           Title: Managing Director

         THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.



                            VERTEX INTERACTIVE, INC.
                           CONVERTIBLE PROMISSORY NOTE

$5,000,000.00                                            Fairfield, New Jersey
                                                                 June 19, 2001

         VERTEX INTERACTIVE, INC., a New Jersey corporation (the "Company"), for value received hereby promises to pay to the order of Midmark Capital II, L.P., ("Midmark"), in lawful money of the United States, the principal sum of FIVE MILLION DOLLARS ($5,000,000.00), plus any unpaid accrued interest thereon as determined in accordance with Section 2 below, within 120 days from the date hereof ("the "Maturity Date") in the event that Shareholder Approval (as defined in Section 1 below) has not been obtained by the Company on or before the Maturity Date. This Convertible Promissory Note (this "Note") is issued in connection with the transactions described in Article I of the Note Purchase Agreement, dated as of June 19, 2001, between the Company and Midmark, as the same may from time to time be amended, modified or supplemented (the "Agreement"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         1. Conversion. This Note shall automatically be converted into 3,478,260 Shares at the close of business on the day the Company obtains the requisite shareholder approval as determined in accordance with the Laws of the State of New Jersey and the Nasdaq National Market ("Shareholder Approval") for the issuance of the Shares to Midmark. Upon surrender of this Note to the Company for cancellation the Company shall promptly issue to Midmark a share certificate or certificates representing the Shares bearing the legend described in Section 1.04 of the Agreement.

         2. Interest. Unless earlier converted in accordance with the provisions hereof, the original principal amount of this Note ($5,000,000.00) plus any unpaid accrued interest hereon shall be paid on the Maturity Date. Interest shall accrue at the prime borrowing rate as quoted in the Wall Street Journal and shall be computed on the basis of a 360-day year applied to actual days elapsed. Promptly following payment in full of the principal and any accrued interest payable in accordance with the terms of this Note, Midmark shall surrender this Note to the Company for cancellation.

         3. Prepayment. This Note shall not be prepaid without the prior written consent of Midmark.

         4. Payments. All payments to be made by the Company in respect of this Note shall be made by wire transfer to an account designated by Midmark by written notice to the Company. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a business day, such due date shall be extended to the next succeeding business day. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, setoff, or counterclaim.

         5. Assignment. Neither this Note nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         6. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         7. Transfer of This Note or Securities Issuable upon Conversion. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Midmark shall give written notice to the Company prior to such offer, sale or other disposition, describing briefly the manner thereof, together with a written opinion reasonably satisfactory to the Company of Midmark's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify Midmark that it may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7 that the opinion of counsel for Midmark is not reasonably satisfactory to the Company, the Company shall so notify Midmark promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         8. Notices. Any notice, request or other communication required or permitted hereunder shall be made in accordance with Section 5.02 of the Agreement.

         9. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon Midmark or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

         10. Governing Law. This Note shall be governed by and construed in accordance with the Laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         11. Headings. The headings used in this Note have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         12. Invalid Provisions. If any provision of this Note is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Note will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Note will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Note will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         IN WITNESS WHEREOF, the Company has caused this Note to be issued this 19th day of June, 2001.

                                 VERTEX INTERACTIVE, INC.

                                 By: /s/ Nicholas Toms
                                     -------------------------------------------
                                     Name: Nicholas Toms
                                     Title: Joint Chairman/Joint CEO


Name of Holder:
Address:



                                       3